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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 April 22, 2003
                        (date of earliest event reported)

                   WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
                    as Depositor and Master Servicer under a
                         Pooling and Servicing Agreement
                            dated as of April 1, 2003
                          providing for the issuance of

                      WaMu MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-S3

      Delaware                  333-103345                 94-2528990
     (State or other            (Commission                (IRS Employer
     jurisdiction of            File Number)               Identification
     Incorporation)                                        Number)

                           1201 THIRD AVENUE, WMT 1706
                            SEATTLE, WASHINGTON 98101
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:

                                 (206) 377-8555




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Item 1.   Changes in Control of Registrant. Not applicable.

Item 2.   Acquisition or Disposition of Assets. Not applicable.

Item 3.   Bankruptcy or Receivership. Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant. Not applicable.

Item 5.   Other Events.  Not applicable.

Item 6.   Resignations of Registrant's Directors. Not applicable.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

The following exhibit is filed herewith:

         99.3 Materials prepared by Credit Suisse First Boston LLC in connection with the Registrant's WaMu Mortgage Pass-Through Certificates,
         Series 2003-S3 (the "Certificates"). These materials are used by Bloomberg L.P. to create a model (the "Bloomberg Model") that allows prospective investors to generate hypothetical performance data with respect to the Certificates based on assumptions chosen by them regarding certain characteristics of the related mortgage loans.
         Access to the Bloomberg Model can be obtained by contacting John Graham at Credit Suisse First Boston LLC at telephone number 212-325-6201.

Item 8.   Change in Fiscal Year. Not applicable.

Item 9.   Regulation FD Disclosure. Not applicable.





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2003

                                     WASHINGTON MUTUAL MORTGAGE SECURITIES
                                     CORP.
                                     (Registrant)

                                     By: /s/ Thomas G. Lehmann
                                     -----------------------------------
                                     Thomas G. Lehmann
                                     First Vice President and Sr. Counsel
                                     (Authorized Officer)